MARKETING AGREEMENT

       This Marketing Agreement (the "Agreement") is entered into effective this 1st day of June, 1999 by and between Internet Golf Association, Inc., a Nevada corporation ("IGA") and Internet Golf Advertising Corp., a Nevada corporation ("AdCorp"). IGA and AdCorp shall be collectively referred to herein as the parties.

                               RECITALS

       WHEREAS, IGA is in the business of marketing and managing
Internet based golf tournaments and related services (the "Tour").

       WHEREAS, AdCorp desires to assist IGA in its marketing of IGA Memberships to the Tour, including attracting members to the Tour, identifying and negotiating advertising in all media formats, and other general marketing services.

       NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Sale of Memberships. AdCorp agrees to use its best efforts to assist IGA in attracting members to the Tour, including but not limited to the creation and implementation of a marketing plan, drafting and distribution of promotional materials, and communications with potential and existing members.

       1.1 Compensation for Sale of Memberships. As compensation for services rendered relating to the sale of memberships, IGA agrees to the following:

        a. IGA will reimburse AdCorp for all expenses reasonably related to the services described in this Section 1, including but not limited to salaries, printing costs, telephone, postage, utilities, and office rents, provided that those expenses are approved in advance by IGA. No later than the 15th of each month, AdCorp shall prepare and deliver to IGA an accounting of all such expenses incurred during the previous month, as well as an estimate of all such expenses for the next month. Within ten (10) days of the delivery of said accounting, IGA shall review the estimates for the next month and, if acceptable, approve the estimates in writing. Further, within ten (10) days of the delivery of said accounting, IGA shall pay to AdCorp the amounts due for the previous month, provided said amounts do not exceed the estimate for that month by more than ten percent (10%). In the event the actual expenses due for any month exceed the estimate previously provided by AdCorp for that same month, the IGA shall only be responsible for reimbursement of the estimated amount plus an additional ten percent (10%). Both AdCorp and IGA acknowledge an advance against the expenses described herein paid to AdCorp by IGA in the amount of $________.

        b. In addition to the reimbursement of expenses as set forth above, IGA shall pay to AdCorp the sum of Ten Dollars ($10.00) for every membership in the Tour sold as a result of AdCorp's efforts. On the first of each month, AdCorp shall deliver prepare and deliver to IGA an accounting of all new memberships obtained as a result of AdCorp's efforts, and IGA shall deliver the sums due hereunder within ten (10) days of receipt thereof.

2. Media Purchases. AdCorp shall be granted the non-exclusive right to identify and present to IGA the purchase of certain advertising media. In the event that IGA, in its sole discretion, completes a purchase of advertising media presented to it as a result of AdCorp's efforts, then AdCorp shall be entitled to retain that portion of any ad agency fee equal to eight percent (8%) of the total purchase price, with the balance of any ad agency fee paid to or applied for the benefit of IGA.

3. Nondisclosure. Each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.

4. Exclusivity. AdCorp agrees, as a material term of this Agreement, that it, nor any of its employees, officers, directors, agents and/or assigns will perform any services for any individual or entity other than IGA during the term of this Agreement. Further, AdCorp hereby agrees that it will not perform any services for any individual or entity which is a direct or indirect competitor of IGA, such determination to be at the sole discretion of IGA, for a period of twelve (12) months following termination of this Agreement.

5. Term and Termination. This Agreement shall be in effect until terminated by either party on thirty (30) days notice, with or without cause.

6. Relationship of Parties. Both IGA and AdCorp agree that AdCorp will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that AdCorp, or any employee, agent or other authorized representative of AdCorp, is a partner, joint venturer, agent, officer or employee of IGA. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.     Representations and Warranties.

        Each party hereby represents, warrants and covenants as follows:

       A. When executed and delivered, the terms hereof shall constitute a valid and legally binding agreement enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors rights and by limitations on the availability of equitable remedies.

       B. Neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated herein will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement.

8. Severability. If any portion of this Agreement is found by a court of competent jurisdiction to be void or unenforceable, that portion shall be deemed to be reformed to the extent necessary to cause such portion to be enforceable and the same shall not affect the remainder of this Agreement, which shall be given full force and effect without regard to the invalid or unenforceable portions.

9. Entire Agreement. This Agreement along with the exhibits attached hereto, which may be signed in duplicate or counterparts, replaces and supersedes all previous Agreements between the parties hereto, and contains the entire understanding between the parties, and may not be changed, altered, amended, or modified, except in writing, duly executed by each of the parties.

10. Assignment. This Agreement may not be assigned or transferred by either party hereto without the prior written consent of all other parties hereto.

11. Notices. All notices, requests, instruments or documents hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission, telegraphic or similar conveyance:

        If to IGA:     Internet Golf Association
                       24921 Dana Point Harbor Drive, Suite B-200
                       Dana Point, CA 92629
                       Attn: Vincent C. Castagnola, President
                       Facsimile (949) 443-9697

        If to AdCorp:  Internet Golf Advertising Corp.
                       _____________________________
                       _____________________________
                       Attn: James Wabel
                       Facsimile (949) 496-9173

       If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which delivery is made, and, if delivered by mail, the date on which such notice, request, instruction or document is deposited in the mail shall be the date of delivery. Each notice, request, instruction or document shall bear the date on which it is delivered.

12. Governing Law; Venue. This Agreement shall be governed by the laws of the State of California, United States of America. Any cause of action brought by an party hereunder shall be brought in the court of proper jurisdiction in Orange County, California.

13. Attorney's Fees. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the rights and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.


"IGA"                                 "AdCorp"

INTERNET GOLF ASSOCIATION             INTERNET GOLF ADVERTISING
                                      CORP


/s/  Vincent C. Castagnola               /s/  James Wabel
_______________________________         ________________________________
By:    Vincent C. Castagnola            By:    James Wabel
Its:   President                        Its:   ________________________